Exhibit 10.22


                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS OR RESTRICTIONS OF THE
                           VARIABLE COUPON REDEEMABLE
                          PREFERRED STOCK, SERIES A OF
                                NTL INCORPORATED

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                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

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                  The undersigned, Executive Vice President, General Counsel and
Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"),
HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of the Corporation's preferred stock hereinafter provided for and has established the dividend, redemption and voting rights thereof and has adopted the following resolution (the "Certificate of Designation"), creating the following new series of the Corporation's preferred stock:

                  "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of Article FOURTH, Section B of the Certificate of Incorporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of the Corporation's preferred stock, par value $0.01 per share ("Preferred Stock"), with the following powers, designation, dividend rights, voting powers, rights on liquidation, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth.

         (1) Number and Designation. 47,218 shares of the Preferred Stock shall be designated as "Variable Coupon Redeemable Preferred Stock, Series A of NTL Incorporated", including, in the case of any reclassification, recapitalization, or other change to such Preferred Stock or, in the case of a consolidation or merger of the Corporation with or into another Person affecting such Preferred Stock, such capital stock to which a Holder shall be entitled upon the occurrence of such event (the "Variable Coupon Redeemable Preferred Stock, Series A"), and no other shares of Preferred Stock shall be designated as "Variable Coupon Redeemable Preferred Stock, Series A". Any shares of Variable Coupon Redeemable Preferred Stock, Series A redeemed or otherwise acquired by the Corporation shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series of Preferred Stock by the Board of Directors.

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         (2) Definitions. For purposes of the Variable Coupon Redeemable
Preferred Stock, Series A, the following terms shall have the meanings indicated:

         "Additional Preferred" shall have the meaning set forth in paragraph
         (4)(a).

         "Affiliate" means with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Bankruptcy Event" shall mean any of the following: (I) a court having jurisdiction in the premises entering a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

         "Board of Directors" shall mean the board of directors of the Corporation.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York, U.S.A. or banking institutions duly authorized under the laws of the French Republic are not required to be open.

         "By-laws" means the by-laws of the Corporation as amended as of the date hereof and as may be amended from time to time.

                  "Certificate of Designation" shall have the meaning set forth in the preamble.

         "Certificate of Incorporation" shall have the meaning set forth in the preamble.

         "Common Stock" shall mean the Corporation's common stock, par value $0.01 per share.

         "Corporation" shall have the meaning set forth in the preamble.

                  "DGCL" shall have the meaning set forth in the preamble.

         "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on June 30, 2001; provided, however, that (1) if any Dividend Payment Date falls on any day other than a Business Day, the dividend

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         payment due on such Dividend Payment Date shall be paid on the Business
         Day immediately following such Dividend Payment Date and (2) a Dividend Payment Date shall also mean the date that a dividend is paid pursuant to paragraph (6)(a) or (6)(b), as the case may be.

         "Dividend Periods" shall mean quarterly dividend periods commencing on and including September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on and include the Issue Date and end on and include June 29, 2001 and (2) any Dividend Period determined pursuant to paragraph (6)(a) or (6)(b), which shall end on and include the day preceding the Dividend Payment Date as determined pursuant to paragraph
         (6)(a) or (6)(b), as the case may be).

         "EURIBOR Determination Date" shall mean the first (1st) Business Day of any Dividend Period.

         "EURIBOR Rate" shall mean, as of the EURIBOR Determination Date, a rate per annum for three-month deposits in Euros determined by the Banking Federation of the European Union, which appears on Telerate Page 248 as of 11:00 a.m., Brussels, Belgium time, on such date. If such rate does not appear on Telerate Page 248, the rate for the EURIBOR Determination Date will be determined on the basis of the rate at which deposits in Euros are offered by the Euro Reference Banks at approximately 9:00 a.m., Paris time, on that day to prime banks in the Euro Zone interbank market for a three-month period. The Corporation will request the principal Euro Zone office or London, England office of each of the Euro Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic average of the quotations carried to the fourth (4th) decimal point (rounded up). If fewer than two (2) quotations are provided as requested, the rate for that EURIBOR Determination Date will be the arithmetic mean of the rates quoted by three (3) major commercial banks in New York, New York, U.S.A. selected by the Corporation, at approximately 9:00 a.m., New York time, on that day for loans in Euros to leading European banks for a three month period. In the event that rate quotes are not available on such date from the three (3) major commercial banks in New York, New York, U.S.A. selected by the Corporation, the Board of Directors shall be entitled to determine the EURIBOR Rate for that EURIBOR Determination Date on the basis of such quotations at it reasonably considers appropriate.

         "Euro Reference Banks" shall mean Citibank N.A., The Chase Manhattan Bank, Deutsche Bank AG and UBS AG, provided that at least three (3) such banks are in existence and if not then it means four (4) major banks in the Euro Zone interbank market selected by the Corporation.

                  "Euro Zone" means the region of the participating member states as defined in Council Regulation (EC) No. 974/98 of May 3, 1998 relating to the introduction of the Euro.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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         "5% Cumulative Preferred, Series A" shall have the meaning set forth in paragraph (3)(d).

         "5% Preferred Stock, Series A" shall have the meaning set forth in paragraph (3)(d).

         "5% Preferred Stock, Series B" shall have the meaning set forth in paragraph (3)(d).

                  "5% Series A" shall have the meaning set forth in paragraph
         (3)(d).

                  "5% Series B" shall have the meaning set forth in paragraph
         (3)(d).

         "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

         "Holder" and "Holders", as the case may be, shall mean France Telecom S.A., a company duly organized under the laws of the French Republic and any Person to which shares of Variable Coupon Redeemable Preferred Stock, Series A shall have been transferred pursuant to and in compliance with paragraph (10).

         "Investment Agreement" shall mean the Investment Agreement, dated July 26, 1999, as amended, by and between the Corporation and the Holder.

         "Issue Date" shall mean the date on which shares of Variable Coupon Redeemable Preferred Stock, Series A are first issued by the Corporation.

         "Junior Securities" shall have the meaning set forth in paragraph
         (3)(c).

         "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(e).

         "Liquidation Right" shall mean, for each share of Variable Coupon Redeemable Preferred Stock, Series A, an amount equal to $10,000.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders.

         "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary of the Corporation.

         "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(b).

         "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(c).

         "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

         "Parity Securities" shall have the meaning set forth in paragraph
         (3)(b).

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         "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

         "Preferred Shares" shall have the meaning set forth in paragraph
         (8)(c).

         "Preferred Stock" shall have the meaning set forth in the first paragraph of this resolution.

         "Rights" shall mean rights to subscribe for or purchase shares of any class or series of capital stock of the Corporation, which rights are
         (a) deemed to be transferred with shares of Common Stock and (b) issued in respect of future issuances of Common Stock, in each case until the occurrence of specified events or circumstances.

         "Rights Agreement" shall mean the agreement, dated as of October 13, 1993, as amended, between the Corporation and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect.

         "Senior Securities" shall have the meaning set forth in paragraph
         (3)(a).

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that, if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Variable Coupon Redeemable Preferred Stock, Series A shall mean placing such funds in a separate account of the Corporation or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

         "Share Account Pledge Agreement" shall mean the Share Account Pledge Agreement by and between the Corporation and France Telecom S.A.

         "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

         "6.5% Preferred Stock, Series A" shall have the meaning set forth in paragraph (3)(d).

         "subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in

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         the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other subsidiaries or by one or more of such Person's other subsidiaries.

         "Telerate Page 248" shall mean the display page currently so designated on the Dow Jones Telerate Service or any successor service or any one or more other page(s) as may replace that page on that service or any successor service, from time to time, for the purposes of displaying a comparable rate.

         "13% Preferred" shall have the meaning set forth in paragraph (3)(d).

         "Trigger Event" shall have the meaning set forth in paragraph (8)(b).

         "Trigger Event Cure" shall have the meaning set forth in paragraph
         (8)(b).

         "Variable Coupon Redeemable Preferred Stock, Series A" shall have the meaning set forth in paragraph (1).

         (3) Rank. Any class or series of capital stock (or any options, warrants or rights exerciseable for or convertible into any such class or series of capital stock) of the Corporation shall be deemed to rank:

                  (a) prior to the Variable Coupon Redeemable Preferred Stock, Series A, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the Holders of Variable Coupon Redeemable Preferred Stock, Series A ("Senior Securities");

                  (b) on a parity with the Variable Coupon Redeemable Preferred Stock, Series A, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Variable Coupon Redeemable Preferred Stock, Series A, if the holders of shares of Variable Coupon Redeemable Preferred Stock, Series A and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                  (c) junior to the Variable Coupon Redeemable Preferred Stock, Series A, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

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                  (d) Each of the 13% Senior Redeemable Exchangeable Preferred
Stock of the Corporation and the 13% Series B Senior Redeemable Exchangeable Preferred Stock of the Corporation (collectively, the "13% Preferred") is a Senior Security. Each of the Series A Junior Participating Preferred Stock of the Corporation and Common Stock is a Junior Security. Each of (i) the 5% Cumulative Participating Convertible Preferred Stock, Series A of the Corporation (the "5% Series A") and any dividends paid on the 5% Series A in accordance with its terms, to the extent that such dividends are paid in shares of preferred stock having terms substantially identical to the 5% Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in shares of preferred stock having terms substantially identical to the 5% Series A (the 5% Series A and all such in-kind dividends being hereinafter referred to as the "5% Preferred Stock, Series A"),
(ii) the 5% Cumulative Preferred Stock, Series A of the Corporation (the "5% Cumulative Preferred, Series A"), (iii) the 5% Cumulative Participating Convertible Preferred Stock, Series B of the Corporation (the "5% Series B") and any dividends paid on the 5% Series B in accordance with its terms, to the extent that such dividends are paid in shares of preferred stock having terms substantially identical to the 5% Series B and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in shares of preferred stock having terms substantially identical to the 5% Series B (the 5% Series B and all such in-kind dividends being hereinafter referred to as the "5% Preferred Stock, Series B"), and (iv) the 6.5% Fixed Coupon Redeemable Preferred Stock, Series A of the Corporation (the "6.5% Preferred Stock, Series A") is a Parity Security. Additional Preferred shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or options, warrants or rights exercisable for or convertible into any such securities, except as approved by Holders of the Variable Coupon Redeemable Preferred Stock, Series A pursuant to paragraph
(8)(e).

                  (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any options, warrants or rights exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The Variable Coupon Redeemable Preferred Stock, Series A shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

                  (4) Dividends. (a) The Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate based on the quotient of
(x) the sum of (1) the EURIBOR Rate in effect on the EURIBOR Determination Date for such Dividend Period and (2) 2.50%, over (y) four (4), per share (assuming a $10,000.00 face amount), payable at the option of the Corporation in (i) cash or
(ii) additional shares of Variable Coupon Redeemable Preferred Stock, Series A (any such shares issued as dividends, collectively, the "Additional Preferred"). All dividends on the Variable Coupon Redeemable Preferred Stock, Series A, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date, except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared, whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Variable Coupon Redeemable

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Preferred Stock, Series A, and Additional Preferred, as they appear on the stock register of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the fifth (5th) Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than forty-five (45) days nor less than five (5) Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (b) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each such Additional Preferred shall be valued at $10,000.00 face amount. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

                  (c) The dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Variable Coupon Redeemable Preferred Stock, Series A shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Variable Coupon Redeemable Preferred Stock, Series A and Additional Preferred, that may be in arrears except as otherwise provided herein.

                  (d) So long as any shares of Variable Coupon Redeemable Preferred Stock, Series A are outstanding, no dividends, except as described in the next succeeding sentence or solely with respect to Junior Securities as described in paragraph (4)(e), shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation, except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be, unless, in each case, (i) full cumulative dividends on all outstanding shares of the Variable Coupon Redeemable Preferred Stock, Series A for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment, (ii) sufficient funds shall have been paid or set apart for payment of the dividend for the current Dividend Period with respect to the Variable Coupon Redeemable Preferred Stock, Series A and (iii) the Corporation is not in default with respect to any redemption of shares of Variable Coupon Redeemable Preferred Stock, Series A by the Corporation pursuant to paragraph (6). When dividends are not fully paid in Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart for payment, as aforesaid, all dividends declared upon shares of the Variable Coupon Redeemable Preferred Stock, Series A and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Variable Coupon Redeemable Preferred Stock, Series A and accumulated and unpaid on such Parity Securities.

                  (e) So long as any shares of the Variable Coupon Redeemable Preferred Stock, Series A are outstanding, no dividends (other than (i) any Rights issued pursuant to the

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Rights Agreement and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of (A) Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation, (B) Junior Securities made for purposes of effecting a repurchase program of shares of Junior Securities, which program was approved by an unanimous vote or written consent of the Board of Directors subsequent to the date of this Certificate of Designation or (C) Junior Securities paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) (all such dividends, distributions, redemptions, purchases or other acquisitions being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless, in each case, (I) full cumulative dividends on all outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such Parity Securities, (II) sufficient funds shall have been paid or set apart for payment of the dividend for the current Dividend Period with respect to the Variable Coupon Redeemable Preferred Stock, Series A and Parity Securities,
(III) the Corporation is not in default with respect to any redemption of shares of Variable Coupon Redeemable Preferred Stock, Series A by the Corporation pursuant to paragraph (6), and (IV) the Corporation has fully performed its obligations under paragraph (6).

                  (f) No dividends shall be declared, set apart for payment or paid in respect of shares of Variable Coupon Redeemable Preferred Stock, Series A by the Corporation pursuant to paragraph (4)(a), except in compliance with (i)
Section 170 and Section 173 of the DGCL and (ii) all applicable laws, regulations (including those of any self regulatory organization having jurisdiction over the Corporation) and orders.

                  (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A then outstanding, after payment shall be made or provision for payment of the debts and other liabilities of the Corporation and the payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of Senior Securities and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of Junior Securities, shall be entitled to be paid or receive a distribution out of the assets of the Corporation remaining available for payment or distribution to Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A equal to the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of the shares of Variable Coupon Redeemable Preferred Stock, Series A shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities (as set forth in the instrument or instruments creating such Parity Securities), then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Variable Coupon Redeemable Preferred Stock, Series A and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Variable Coupon Redeemable

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Preferred Stock, Series A and any such other Parity Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation, merger or share exchange (including a holding company merger effected pursuant to Section 251(g) of the DGCL) of the Corporation with one or more corporations (whether or not the Corporation remains the surviving corporation in such a transaction), or successive consolidations, mergers or share exchanges or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A shall not be entitled to share therein.

                  (c) Except as provided in this paragraph (5), Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A shall not be entitled to any payment or distribution of the assets of the Corporation (whether capital or surplus) in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

                  (6) Redemption. (a) At any time during the period beginning on the Issue Date until the Business Day immediately preceding the Mandatory Redemption Date, the Corporation shall have the right, from time to time, to redeem the outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A, out of funds legally available for such redemption payment, at a price equal to $10,000.00 per share of Variable Coupon Redeemable Preferred Stock, Series A, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for such redemption, in cash, without interest due in respect of the redemption payment.

                  (b) If the Corporation shall not have redeemed all outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A pursuant to paragraph (6)(a), to the extent the Corporation shall have funds legally available for such redemption payment, the Corporation shall redeem all outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A on the date that is the first (1st) anniversary of the Issue Date (the "Mandatory Redemption Date") at a redemption price equal to $10,000.00 per share of Variable Coupon Redeemable Preferred Stock, Series A, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the Mandatory Redemption Date, without interest, in cash.

                  (c) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A pursuant to paragraph (6)(b) (a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation pursuant to paragraph (6)(e). If, and so long as, any Mandatory Redemption Obligation with respect to shares of Variable Coupon Redeemable

Preferred Stock, Series A shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with shares of Variable Coupon Redeemable Preferred Stock, Series A), or (ii) declare or make any Junior Securities Distribution (other than (A) any Rights issued pursuant to the Rights Agreement and (B) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities (other than a redemption, sinking fund or other similar obligation in respect of Junior Securities (I) paid in shares of, or options, warrants or other rights to subscribe for or purchase shares of, Junior Securities or (II) by conversion into or exchange for Junior Securities).

                  (d) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of Variable Coupon Redeemable Preferred Stock, Series A shall be redeemed, and no sum shall be set apart for such payment, unless shares of Variable Coupon Redeemable Preferred Stock, Series A are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

                  (e) The Corporation shall not be required to undertake any redemption (or pay any monies to, or make any monies available for, a sinking fund for the redemption) of shares of Variable Coupon Redeemable Preferred Stock, Series A pursuant to paragraph (6)(a) or (6)(b), except in compliance with (i) Section 151(b) and Section 160 of the DGCL and (ii) all applicable laws, regulations (including those of any self regulatory organization having jurisdiction over the Corporation) and orders.

                  (f) In the event that the Corporation fails to satisfy or cause to be satisfied its Mandatory Redemption Obligation in whole or in part pursuant to paragraph (6)(b) and in compliance with paragraph (6)(e) and to the extent such Mandatory Redemption Obligation is satisfied in whole or in part through the operation of Article V of the Share Account Pledge Agreement, without further action required or monies due or payable by or on behalf of the Corporation for the benefit of the Holder(s), the Corporation shall be entitled, as to each Holder, to treat as redeemed the aggregate liquidation preference of Variable Coupon Redeemable Preferred Stock, Series A and Additional Preferred equal to the U.S. dollar amount to which such Holder has become legally entitled and which has been received by or on behalf of such Holder through the operation of Article V of the Share Account Pledge Agreement (such amount to be reflected in a per share calculation assuming a $10,000.00 face amount). In such event, each affected Holder agrees to use its best efforts to cooperate with the Corporation in executing such instruments (including instruments facilitating a redemption of such preferred stock) as may be necessary to discharge any obligation with respect to the aggregate liquidation preference of Variable Coupon Redeemable Preferred Stock, Series A and Additional Preferred equal to the U.S. dollar amount to which such Holder has become legally entitled and which has been received by or on behalf of such Holder through the operation of Article V of the Share Account Pledge Agreement, it being the intent of this paragraph (6)(f) to avoid duplicative payments in respect of the same underlying obligation.

                  (7) Procedures for Redemption. (a) If the Corporation shall redeem shares of Variable Coupon Redeemable Preferred Stock, Series A pursuant to paragraph (6)(a), notice of such redemption shall be given by or on behalf of the Corporation by certified mail, return receipt requested, postage prepaid, mailed not less than fifteen (15) days nor more than thirty (30) days prior to such redemption date, to each holder of record of the shares of Variable Coupon Redeemable Preferred Stock, Series A to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to such holder of record if the Corporation has been furnished in writing with such facsimile address by such holder; provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Variable Coupon Redeemable Preferred Stock, Series A to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, in cash; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue as of such redemption date, except as otherwise provided herein.

                  (b) If notice has been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of shares of Variable Coupon Redeemable Preferred Stock, Series A called for redemption and dividends accrued and unpaid thereon), (i) except as otherwise provided herein, dividends on shares of Variable Coupon Redeemable Preferred Stock, Series A so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the Holders thereof as holders of shares of Variable Coupon Redeemable Preferred Stock, Series A shall cease, except the right to receive from the Corporation the redemption price, in cash, without interest thereon, upon surrender and endorsement and to receive any accrued and unpaid dividends payable thereon, whether or not declared.

                  (c) Upon surrender in accordance with the notice given by or on behalf of the Corporation pursuant to this paragraph (7) of the certificates for any shares of Variable Coupon Redeemable Preferred Stock, Series A so redeemed, properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state, such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any accrued and unpaid dividends payable thereon, whether or not declared. If fewer than all of the outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A are to be redeemed by the Corporation, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata based on the number of shares of Variable Coupon Preferred Stock, Series A held by such Holder on the date of the applicable Company redemption notice with the redemption price of any fractional shares being determined on the percentage basis the liquidation preference of such fractional share bears to the liquidation preference of a whole share of Variable Coupon Redeemable Preferred Stock, Series A (assuming a $10,000.00 face amount). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued by the Corporation, representing the non-surrendered shares without cost to the holder thereof.

                  (8) Governance. (a) The Holders of record of shares of Variable Coupon Redeemable Preferred Stock, Series A shall not be entitled to any voting rights, except as hereinafter provided in this paragraph (8) or as otherwise provided by applicable law.

                  (b) If and whenever either (i) the Corporation shall have failed to discharge its Mandatory Redemption Obligation, or (ii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) and (ii) being hereinafter referred to as a "Trigger Event"), a vote of the Holders (in respect of which a majority shall be necessary for approval of matters submitted to Holders) of shares of Variable Coupon Redeemable Preferred Stock, Series A, voting together as a single class, will be required on all matters brought to stockholders of the Corporation. Whenever the Corporation shall have fulfilled its Mandatory Redemption Obligation and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A to vote as described in this paragraph (8)(b) shall cease, but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs.

                  (c) Upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two (2) and the Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A, together with the holders of the 13% Preferred Stock, 5% Preferred Stock, Series A, 5% Cumulative Preferred, Series A, 5% Preferred Stock, Series B and 6.5% Preferred Stock, Series A and shares of any other series of Preferred Stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two (2) additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends (except with respect to the Variable Coupon Redeemable Preferred Stock, Series A, Additional Preferred and 6.5% Preferred Stock, Series A), the failure to redeem or the occurrence of a Bankruptcy Event) (the Variable Coupon Redeemable Preferred Stock, Series A, the Additional Preferred and any such other series having such rights are collectively referred to as the "Preferred Shares"), voting together as a single class regardless of class or series, shall be entitled to elect the two (2) additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares (except with respect to the Variable Coupon Redeemable Preferred Stock, Series A, Additional Preferred and 6.5% Preferred Stock, Series A) then outstanding shall have been paid (as set forth in the instruments creating such Preferred Shares, except with respect to the Variable Coupon Redeemable Preferred Stock, Series A, Additional Preferred and 6.5% Preferred Stock, Series A) and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment (as set forth in the instruments creating such Preferred Shares, except with respect to the Variable Coupon Redeemable Preferred Stock, Series A, Additional Preferred and 6.5% Preferred Stock, Series A), the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of Variable Coupon Redeemable Preferred Stock, Series A and the Preferred Shares to elect such additional two (2) directors shall cease, but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs, and the terms of office of all persons elected as directors by the holders of Variable Coupon Redeemable Preferred Stock, Series A and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of Variable Coupon Redeemable Preferred Stock, Series A and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any Holder of shares of Variable Coupon Redeemable Preferred Stock, Series A, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall, call a special meeting of the holders of shares of Variable Coupon Redeemable Preferred Stock, Series A and of the Preferred Shares for the election of the two (2) directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws of the Corporation for a special meeting of the stockholders of the Corporation or as required by applicable law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within twenty (20) days after receipt of any such request meeting the requirements above, then any Holder of outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A may call such meeting, upon the notice provided above, and for that purpose shall have reasonable access to the stock register of the Corporation in accordance with the By-laws of the Corporation and applicable law. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders of the Corporation or special meeting held in lieu thereof if such office shall not have previously terminated as provided above. If any vacancy shall occur among the directors elected by the holders of shares of Variable Coupon Redeemable Preferred Stock, Series A and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of shares of Variable Coupon Redeemable Preferred Stock, Series A and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders of the Corporation or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (d) Without the written consent of the Holders of at least 662/3% in liquidation preference of the outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A or the vote of Holders of at least 662/3% in liquidation preference of the outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A at a meeting of Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise), so as to adversely affect the preferences, rights or powers of the Variable Coupon Redeemable Preferred Stock, Series A; provided that any such amendment that changes the dividend payable on or the liquidation preference of, the Variable Coupon Redeemable Preferred Stock, Series A shall require the unanimous affirmative vote at a meeting of Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A called for such purpose or written consent of the Holder of each share of Variable Coupon Redeemable Preferred Stock, Series A.

                  (e) Without the written consent of the Holders of at least 662/3% in liquidation preference of the outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A or the vote of Holders of at least 662/3% in liquidation preference of the outstanding shares of Variable Coupon Redeemable Preferred Stock, Series A at a meeting of the Holders of shares of Variable Coupon Redeemable Preferred Stock, Series A called for such purpose, the Corporation will not issue any additional shares of Variable Coupon Redeemable Preferred Stock, Series A or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph (8)(e) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph (4), (ii) issue shares of preferred stock as in-kind dividends on 5% Preferred Stock, Series A and 5% Preferred Stock, Series B which shares of preferred stock would have terms substantially identical to the 5% Series A and 5% Series B, as the case may be, or (iii) issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, 5% Preferred Stock, Series A, 5% Cumulative Preferred, Series A, 5% Preferred Stock, Series B, or 6.5% Preferred Stock, Series A; provided that the maximum value of such Parity Securities or Senior Securities issued by the Corporation in such refinancing as shall be reflected on the Corporation's consolidated balance sheet prepared in accordance with GAAP or, in the case of an unaudited consolidated balance sheet of the Corporation, prepared on a basis consistent with the Corporation's prior practice and in each case, except as may be indicated in the notes thereto, shall not exceed in the aggregate, the aggregate value of the 13% Preferred, 5% Preferred Stock, Series A, 5% Cumulative Preferred, Series A, 5% Preferred Stock, Series B, or 6.5% Preferred Stock, Series A, respectively, as reflected on the Corporation's consolidated balance sheet as contained in the report (including all amendments and supplements thereto) filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act that is most recent prior to such refinancing.

                  (f) In exercising the voting rights set forth in this paragraph (8), each share of Variable Coupon Redeemable Preferred Stock, Series A shall have one vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Variable Coupon Redeemable Preferred Stock, Series A as a single class on any matter, then the Variable Coupon Redeemable Preferred Stock, Series A and one or more other series of Preferred Shares shall have with respect to such matters one (1) vote per $1,000.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Variable Coupon Redeemable Preferred Stock, Series A shall not have any relative, participating, optional or other special voting rights and powers and the consent of the Holders thereof shall not be required for the taking of any corporate action.

                  (9) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not assist in the interpretation of, define, limit or affect any of the provisions hereof.

                  (b) The shares of Variable Coupon Redeemable Preferred Stock, Series A shall bear the following legend:

                  THE SHARES OF PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF NTL INCORPORATED (THE "PREFERRED STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE

                  RESTRICTIONS ON TRANSFER PROVIDED FOR IN (1) THE TERM SHEET DESCRIBING THE PREFERRED STOCK ATTACHED AS AN EXHIBIT TO THE SHARE PURCHASE AGREEMENT, DATED AUGUST 4, 2000, AS AMENDED, BY AND AMONG NTL INCORPORATED, FRANCE TELECOM S.A., MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, LLC AND SUEZ-LYONNAISE DES EAUX S.A. AND (2) THE CERTIFICATE OF DESIGNATION UNDER WHICH THE PREFERRED STOCK WAS ISSUED, A COPY OF EACH OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF NTL INCORPORATED AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO NTL INCORPORATED.

                  (c) Upon any transfer of shares of Variable Coupon Redeemable Preferred Stock, Series A permitted under paragraph (10) and applicable federal and state securities laws, unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form and substance satisfactory to the Corporation, duly executed by the Holder or the Holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or written evidence satisfactory to the Corporation demonstrating that such taxes have been paid or satisfied). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

                  (d) As promptly as practicable after the surrender by a Holder of a certificate evidencing a greater number of shares of Variable Coupon Redeemable Preferred Stock, Series A than the Corporation is redeeming in the case of a redemption by the Corporation of shares of Variable Coupon Redeemable Preferred Stock, Series A pursuant to paragraph (6)(a) or upon any transfer of shares of Variable Coupon Redeemable Preferred Stock, Series A permitted under paragraph (10) and applicable federal and state securities laws, the Corporation shall issue and shall deliver to the applicable Person, or on the Person's written order another Person, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph (9)(b)) representing the number of shares of Variable Coupon Redeemable Preferred Stock, Series A held by such Person as a result of such transaction.

                  (10) Transfer Restrictions. The Holder (or any permitted transferee of the Holder) shall not sell or transfer or authorize the sale or transfer of any shares of Variable Coupon Redeemable Preferred Stock, Series A to any Person, other than (a) Compagnie Generale des Communications S.A. or (b) a wholly owned direct or indirect subsidiary of the Holder based in one of the countries of the European Union meeting the requirements with respect to credit rating described in Section 5.12(f) of the Investment Agreement; provided that such transfer to such Affiliate of the Holder will not (i) in the reasonable judgment of the Holder result in an adverse effect on the credit rating of the Corporation or NTL Communications Corp. and (ii) adversely affect the Corporation from a regulatory perspective. Any attempted transfer or transfer of shares of Variable Coupon Redeemable Preferred Stock, Series A not satisfying the requirements of this paragraph (10) shall be null and void ab initio and will not be recognized by the Corporation or recorded on the stock register of the Corporation and any such transferee will not have any rights under this Certificate of Designation or otherwise with respect to such shares of Variable Coupon Redeemable Preferred Stock, Series A."

                  IN WITNESS WHEREOF, NTL Incorporated has caused this Certificate of Designation to be signed by the undersigned this 17th day of May 2001.


                                 NTL INCORPORATED

                                 By:/s/ Richard J. Lubasch
                                    --------------------------------------------
                                     Name:  Richard J. Lubasch
                                     Title: Executive Vice President, General
                                            Counsel and Secretary